SUB-ITEM 77C


MFS Variable Insurance Trust III (formerly Sun Capital Advisers Trust) (the "Trust") held a special meeting of shareholders on November 26, 2012.[[[1]

  Shareholders of all series of the Trust voted together with respect to each nominee for election as a member of the Board of
Trustees, and the proposed amendments to the Trust's Declaration of Trust.  Shareholders of each series voted separately with respect to each other proposal applicable to such series.  Shareholders represented in person or by proxy voted as follows:

1. To elect each nominee as a member of the Board of Trustees:

-------------------------------------------------------------------------------
                   |Total Shares Voted|   Affirmative   |   Against    |Abstain
-------------------------------------------------------------------------------
Robert E. Butler   | 1,075,821,306.798|1,046,152,125.485|29,669,181.313|  0.000
-------------------------------------------------------------------------------
Maureen R. Goldfarb| 1,075,821,306.798|1,046,204,837.635|29,616,469.163|  0.000
-------------------------------------------------------------------------------
David H. Gunning   | 1,075,821,306.798|1,046,383,053.928|29,438,252.870|  0.000
-------------------------------------------------------------------------------
William R. Gutow   | 1,075,821,306.798|1,045,038,932.160|30,782,374.638|  0.000
-------------------------------------------------------------------------------
Michael Hegarty    | 1,075,821,306.798|1,046,243,082.836|29,578,223.962|  0.000
-------------------------------------------------------------------------------
John P. Kavanaugh  | 1,075,821,306.798|1,047,174,711.283|28,646,595.515|  0.000
-------------------------------------------------------------------------------
Robert J. Manning  | 1,075,821,306.798|1,046,949,209.114|28,875,097.684|  0.000
-------------------------------------------------------------------------------
J. Dale Sherratt   | 1,075,821,306.798|1,045,934,644.985|29,886,661.813|  0.000
-------------------------------------------------------------------------------
Laurie J. Thomsen  | 1,075,821,306.798|1,045,885,192.943|29,936,113.855|  0.000
-------------------------------------------------------------------------------
Robert W. Uek      | 1,075,821,306.798|1,046,955,842.217|28,865,464.581|  0.000
-------------------------------------------------------------------------------


3. To approve an amendment to the Trust's Declaration of Trust:

--------------------------------------------------------------------
|Total Shares Voted|   Affirmative   |   Against    |   Abstain    |
--------------------------------------------------------------------
| 1,075,821,306.798|1,015,037,953.377|25,668,609.271|35,114,744.151|
--------------------------------------------------------------------





2. To approve a new advisory agreement  with  Massachusetts  Financial  Services
Company:

                                                Total Shares Voted   Affirmative      Against       Abstain
MFS Blended Research Small Cap Equity Portfolio     13,811,260.903  13,138,344.918   184,521.566   488,394.418
MFS Conservative Allocation Portfolio               79,957,448.055  75,845,857.891 1,328,755.817 2,782,834.347
MFS Global Real Estate Portfolio                    17,182,184.292  16,281,374.303   260,609.785   640,200.204
MFS Growth Allocation Portfolio                     48,479,976.924  46,571,478.737   988,916.474   919,581.712
MFS Inflation-Adjusted Bond Portfolio               43,136,999.386  41,527,117.503   734,426.117   875,455.766
MFS Limited Maturity Portfolio                     123,214,769.587 116,002,021.130 3,427,002.841 3,785,745.616
MFS Mid Cap Value Portfolio                         24,539,820.731  23,135,547.235   700,089.263   704,184.233
MFS Moderate Allocation Portfolio                  158,267,928.838 148,321,328.080 4,205,739.432 5,740,861.325
MFS New Discovery Value Portfolio                    6,473,131.398   6,125,007.108   197,917.990   150,206.300
SC AllianceBernstein International Value Fund       10,445,020.942  10,415,776.593    27,577.036     1,667.313
SC BlackRock International Index Fund                9,426,861.023   9,359,380.208    33,419.811    34,061.004
SC BlackRock Large Cap Index Fund                   17,396,035.360  16,891,617.403    69,130.246   435,287.711
SC Davis Venture Value Fund                         32,280,607.360  30,436,886.432   812,961.162 1,030,759.766
SC Invesco Small Cap Growth Fund                     3,792,263.232   3,715,846.601    52,267.114    24,149.516
SC Lord Abbett Growth & Income Fund                 62,565,174.139  59,018,904.591 1,065,353.909 2,480,915.639
SC PIMCO High Yield Fund                            17,643,140.140  16,949,153.556   100,256.789   593,729.795
SC PIMCO Total Return Fund                          90,857,416.973  86,963,085.613 2,066,603.465 1,827,727.895
SC WMC Blue Chip Mid Cap Fund                       11,552,814.015  10,868,114.415   389,394.228   295,305.372
SC WMC Large Cap Growth Fund                        18,563,089.243  17,252,154.011   307,958.894 1,002,976.338
Sun Capital Investment Grade Bond Fund              50,566,424.980  48,588,143.336   557,188.682 1,421,092.962
Sun Capital Money Market Fund                      176,841,844.210 170,284,051.666 4,853,907.343 1,703,885.200




4a. To approve revisions to, or elimination of, fundamental investment restrictions regarding industry concentration:

                                                Total Shares Voted   Affirmative      Against       Abstain
MFS Blended Research Small Cap Equity Portfolio     13,811,260.903  13,070,661.466   249,814.225   490,785.213
MFS Conservative Allocation Portfolio               79,957,448.055  74,102,542.611 2,228,600.770 3,626,304.675
MFS Global Real Estate Portfolio                    17,182,184.292  16,201,069.002   375,852.508   605,262.782
MFS Growth Allocation Portfolio                     48,479,976.924  45,170,552.082 1,340,224.517 1,969,200.325
MFS Inflation-Adjusted Bond Portfolio               43,136,999.386  40,879,006.694 1,072,262.085 1,185,730.607
MFS Limited Maturity Portfolio                     123,214,769.587 115,236,805.838 3,722,951.901 4,255,011.847
MFS Mid Cap Value Portfolio                         24,539,820.731  22,597,563.733 1,033,117.407   909,139.591
MFS Moderate Allocation Portfolio                  158,267,928.838 144,750,286.583 6,149,061.011 7,368,581.244
MFS New Discovery Value Portfolio                    6,473,131.398   6,281,106.460   128,362.994    63,661.943





4b. To amend fundamental investment restrictions regarding purchases or sales of real estate and commodities:

                                                Total Shares Voted   Affirmative      Against       Abstain
MFS Blended Research Small Cap Equity Portfolio     13,811,260.903  12,998,997.731   303,665.151   508,598.022
MFS Conservative Allocation Portfolio               79,957,448.055  73,703,281.586 2,532,728.702 3,721,437.768
MFS Global Real Estate Portfolio                    17,182,184.292  16,246,221.566   351,943.241   584,019.485
MFS Growth Allocation Portfolio                     48,479,976.924  45,579,248.911 1,076,165.062 1,824,562.951
MFS Inflation-Adjusted Bond Portfolio               43,136,999.386  41,235,902.197   904,069.502   997,027.687
MFS Limited Maturity Portfolio                     123,214,769.587 114,913,907.039 4,332,693.954 3,968,168.594
MFS Mid Cap Value Portfolio                         24,539,820.731  22,702,975.145   929,948.400   906,897.187
MFS Moderate Allocation Portfolio                  158,267,928.838 144,295,105.644 6,568,655.841 7,404,167.352
MFS New Discovery Value Portfolio                    6,473,131.398   6,222,104.285   128,362.994   122,664.119








4c. To approve revisions to, or eliminations of, fundamental investment restrictions regarding diversification:

                                                Total Shares Voted   Affirmative      Against       Abstain
MFS Blended Research Small Cap Equity Portfolio     13,811,260.903  13,067,897.368   263,866.262   479,497.273
MFS Conservative Allocation Portfolio               79,957,448.055  74,761,750.440 1,842,522.922 3,353,174.693
MFS Global Real Estate Portfolio                    17,182,184.292  16,250,119.050   333,902.427   598,162.815
MFS Growth Allocation Portfolio                     48,479,976.924  46,043,595.244   762,982.449 1,673,399.230
MFS Inflation-Adjusted Bond Portfolio               43,136,999.386  41,382,188.801   648,815.082 1,105,995.503
MFS Limited Maturity Portfolio                     123,214,769.587 115,698,664.031 3,521,448.891 3,994,656.665
MFS Mid Cap Value Portfolio                         24,539,820.731  22,872,386.130   800,958.250   866,476.352
MFS Moderate Allocation Portfolio                  158,267,928.838 146,942,922.993 4,149,520.280 7,175,485.566
MFS New Discovery Value Portfolio                    6,473,131.398   6,281,106.460   128,362.994    63,661.943





5. To approve a Plan of Liquidation to liquidate the assets of the Fund:

                                              Total Shares Voted   Affirmative      Against       Abstain
SC AllianceBernstein International Value Fund     10,445,020.942  10,417,443.906    27,577.036         0.000
SC BlackRock International Index Fund              9,426,861.023   9,393,441.212    33,419.811         0.000
SC BlackRock Large Cap Index Fund                 17,396,035.360  16,488,136.488   421,372.695   486,526.177
Sun Capital Money Market Fund                    176,841,844.210 166,929,071.003 8,294,481.627 1,618,291.579





6. To approve the reclassification of MFS Inflation-Adjusted Bond Portfolio:

                                      Total Shares Voted  Affirmative     Against      Abstain
MFS Inflation-Adjusted Bond Portfolio     43,136,999.386 40,836,541.553 840,375.748 1,460,082.084



7. Approval, by each applicable series of the Trust, of an Agreement and Plan of Reorganization providing for the reorganization of:
](i)  [SC Davis Venture Value Fund into MFS Research Series;
](ii) [SC Invesco Small Cap Growth Fund into MFS New Discovery Series;
](iii)[SC Lord Abbett Growth & Income Fund into MFS Value Series;
](iv) [SC PIMCO High Yield Fund into MFS High Yield Portfolio;
](v)  [SC PIMCO Total Return Fund into MFS Research Bond Series;
](vi) [SC WMC Blue Chip Mid Cap Fund into MFS Mid Cap Growth Series;
](vii)[SC WMC Large Cap Growth Fund into MFS Growth Series; and
](viii)[Sun Capital Investment Grade Bond Fund into MFS Research Bond Series:

                                       Total Shares Voted  Affirmative      Against       Abstain
SC Davis Venture Value Fund                32,280,607.360 30,491,048.260   824,468.315   965,090.784
SC Invesco Small Cap Growth Fund            3,792,263.232  3,646,793.057    95,198.022    50,272.153
SC Lord Abbett Growth & Income Fund        62,565,174.139 59,501,238.971   934,009.987 2,129,925.181
SC PIMCO High Yield Fund                   17,643,140.140 16,916,851.042   104,659.761   621,629.337
SC PIMCO Total Return Fund                 90,857,416.973 86,118,510.862 2,412,267.975 2,326,638.136
SC WMC Blue Chip Mid Cap Fund              11,552,814.015 10,772,377.023   428,686.376   351,750.616
SC WMC Large Cap Growth Fund               18,563,089.243 17,342,135.629    53,531.113 1,167,422.501
Sun Capital Investment Grade Bond Fund     50,566,424.980 48,624,105.263   510,818.939 1,431,500.777


Footnotes


][1][] Effective the close of business December 7, 2012, (i) the Registrant changed its name from "Sun Capital Advisers Trust" to "MFS Variable Insurance Trust III" and certain series of the Registrant changed their name as set forth in the following table: